UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 27, 2007

eResearchTechnology, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	0-29100	22-3264604

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South 17th Street, Philadelphia, PA	19103

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code:	215-972-0420

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On November 27, 2007, eResearchTechnology, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Covance Central Laboratory Services Limited Partnership, an Indiana limited partnership, Covance Cardiac Safety Services Inc., a Pennsylvania corporation (“CCSS”), and Covance Inc., a Delaware corporation (“Covance”), under which the Company agreed to acquire CCSS from Covance. Also on November 27, 2007, the Company entered into an Exclusive Marketing Agreement (the “Marketing Agreement”) with Covance under which Covance agreed to offer the Company’s centralized cardiac safety services to Covance’s clients, on an exclusive basis, for a period of 10 years.
     Under the terms of the Purchase Agreement, the Company agreed to purchase all of the outstanding shares of capital stock of CCSS in consideration of an upfront cash payment of $35.2 million plus additional cash payments of up to approximately $14 million, based upon the Company’s potential realization of revenue from the backlog transferred and from new contracts secured through Covance’s marketing activities. Under the terms of the Marketing Agreement, Covance agreed to use the Company as its exclusive provider of centralized cardiac safety services, and to offer these services to its clients, on an exclusive basis, for a 10-year period. The Marketing Agreement does not restrict the Company’s continuing collaboration with its other key CRO, Phase I, Academic Research Centers, and other strategic partners.
     It is currently anticipated that the transactions contemplated by the Purchase Agreement will close on or before November 28, 2007. These transactions are subject to customary closing conditions. The closing of the Company’s acquisition of CCSS is not subject to any financing condition.
Forward-Looking Statements
     The statements contained in this Current Report on Form 8-K may include forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, (1) the occurrence of any effect, event, development or change that could give rise to the termination of the Purchase Agreement or the Marketing Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company or others following announcement of entering into the Purchase Agreement or Marketing Agreement; (3) the inability to complete the transactions contemplated by the Purchase Agreement or to perform the services contemplated by the Marketing Agreement; (4) risks that the transactions disrupt current plans and operations of the Company; (5) the ability of the Company to recognize the contemplated benefits of the Purchase Agreement and the Marketing Agreement; and (6) the amount of the costs, fees, expenses and charges related to the Purchase Agreement and the Marketing Agreement; and other risks and uncertainties detailed in the Company’s filings with the United States Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 7.01.	Regulation FD Disclosure.
     On November 27, 2007, the Company issued a press release announcing that it entered into the Purchase Agreement and the Marketing Agreement. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Shell company transactions.

None.

(d)	Exhibits.

Exhibit	Exhibit Title
99.1	Press Release of the Company, dated November 27, 2007, furnished in accordance with Item 7.01 of this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.
By:	/s/ Richard A. Baron
Richard A. Baron Executive Vice President, Chief Financial Officer and Secretary

Dated: November 27, 2007

EXHIBIT INDEX

Exhibit	Exhibit Title
99.1	Press Release of the Company, dated November 27, 2007, furnished in accordance with Item 7.01 of this Current Report on Form 8-K.